Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT
     This exhibit lists the subsidiaries of WebMD Health Corp. and their respective jurisdictions of incorporation or formation:

Name	Jurisdiction
WebMD Health Corp.	Delaware
DE Holdco Inc.	Delaware
WebMD, LLC	Delaware
Endeavor Technologies, Inc.	Georgia
Healtheon/WebMD Cable Corporation	Delaware
Healtheon/WebMD Internet Corporation	Delaware
HW Japan, Inc.	Delaware
MDhub, LLC	Connecticut
MedicineNet, Inc.	California
National Physicians DataSource, LLC	Connecticut
OnHealth Network Company	Washington
BabyData.com, Inc.	Delaware
Demand Management, Inc.	Colorado
Health Decisions, Inc.	Colorado
Health Decisions International, LLC	Colorado
The Ornish Health Program, Inc.	California
Physicians Telephone Directory, Inc.	Connecticut
RxList, Inc.	Delaware
RxList LLC	California
Telemedics, Inc.	Georgia
WebMD Domain Corp.	Delaware
WebMD Health Services Group, Inc.	Delaware
Subimo LLC	Delaware
HealthShare Technology, Inc.	Delaware
Summex Corporation	Indiana
OW Corp.	Delaware
Medscape LLC	Delaware
Conceptis LLC	Delaware
Medsite CME LLC	Delaware
eMedicine.com LLC	Delaware
WebMD International, Inc.	Delaware
WebMD Professional Services LLC	Delaware
Medsite LLC	Delaware